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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K

                                   ----------

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 3, 2003





                      WILLIAMS COAL SEAM GAS ROYALTY TRUST
             (Exact name of Registrant as specified in its charter)


                DELAWARE                      001-11608             75-6437433
     (State or other jurisdiction of         (Commission         (I.R.S. Employer
     incorporation or organization)          File Number)       Identification No.)


             TRUST DIVISION
           ROYALTY TRUST GROUP                                          75202
          BANK OF AMERICA, N.A.                                      (Zip Code)
       901 MAIN STREET, 17TH FLOOR
              DALLAS, TEXAS
(Address of principal executive offices)


       Registrant's Telephone Number, including area code: (214) 209-2400

                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                          if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

            The Registrant holds net profits interests ("Royalty Interests") in certain coal seam gas properties located in San Juan Basin of New Mexico and Colorado (the "Underlying Properties"). On May 7, 1997, effective as of May 1, 1997, Williams Production Company, LLC, ("WPC"), transferred the Underlying Properties to Quatro Finale LLC pursuant to the terms of a Purchase and Sale Agreement dated as of May 1, 1997 ("1997 Transaction"). Prior to the 1997 Transaction, WPC had owned the Underlying Properties, subject to and burdened by the Royalty Interests. The sale of the Underlying Properties is expressly permitted under the Registrant's Trust Agreement. Under the terms of the 1997 Transaction, ownership of the Underlying Properties reverted back to WPC effective February 1, 2001. Pursuant to a Purchase and Sale Agreement dated March 14, 2001 (the "2001 Transaction Agreement") and effective March 1, 2001, WPC transferred the Underlying Properties to Quatro Finale V LLC ("QFV").

      On June 3, 2003, the Registrant received notice (the "Notice") from WPC of its exercise of the right to repurchase interests in the Underlying Properties from QFV pursuant to the 2001 Transaction Agreement. According to the Notice, the acquisition of the Underlying Properties closed May 8, 2003, upon WPC's execution of the Assignment and Bill of Sale and the transaction has an effective date of January 1, 2003. A copy of the Notice is attached as a exhibit to this Form 8-K and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     c. Exhibits

        99.1   Notice dated June 3, 2003.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   WILLIAMS COAL SEAM GAS ROYALTY TRUST

                                   By: BANK OF AMERICA, N.A., TRUSTEE


                                     By: /s/ RON E. HOOPER
                                         -------------------------------------
                                                      RON E. HOOPER
                                         Senior Vice President and Administrator


Date:  June 10, 2003


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                                  EXHIBIT INDEX

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
Exhibit
Number            Description
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

  99.1            Notice dated June 3, 2003.
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